UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2006 (May 16, 2006)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)
(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On May 16, 2006, Behringer Harvard Operating Partnership I LP, the operating partnership of Behringer Harvard REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) entered into an assignment from Harvard Property Trust, LLC, an entity affiliated with our advisor, of a contract to purchase an office park consisting of  four office buildings located in Austin, Texas (the “Terrace”) from unaffiliated sellers, Desta One Partnership, LTD, Desta Two Partnership, LTD, and Desta Five Partnership, LTD. The Terrace consists of the following office buildings:

•      a five-story office building containing approximately 115,000 rentable square feet located on approximately 4.5 acres of land;

•      a five-story office building containing approximately 115,000 rentable square feet located on approximately 4.2 acres of land;

•      a six-story office building containing approximately 196,000 rentable square feet located on approximately 5.9 acres of land; and

•      a six-story office building containing approximately 192,000 rentable square feet located on approximately 4.5 acres of land.

The contract price for the Terrace is $167 million, excluding closing costs. We made an earnest money deposit of $2 million on May 16, 2006. An additional earnest money deposit of $6.2 million is expected to be paid on or about May 24, 2006.

The consummation of the purchase of the Terrace is subject to substantial conditions. Our decision to consummate the acquisition of the Terrace generally will depend upon:

•      the satisfaction of the conditions to the acquisition contained in the relevant contracts;

•      no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;

•      our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make this acquisition; and

•      our receipt of satisfactory due diligence information, including appraisals, environmental reports and lease information.

Other properties may be identified in the future that we may acquire before or instead of the Terrace. At the time of this filing, we cannot make any assurances that the closing of this acquisition is probable.

In evaluating the Terrace as a potential acquisition and determining the appropriate amount of consideration to be paid for the properties, we have considered a variety of factors including overall valuation of net rental income, location, demographics, quality of tenants, length of leases, price per square foot, occupancy and the fact that the overall rental rates at each of the properties in the Terrace are comparable to market rates. We believe that these properties are well located, have acceptable roadway access, are well maintained and have been professionally managed. Each of the buildings in the Terrace will be subject to competition from similar office buildings within its market area, and its economic performance could be affected by changes in local economic conditions. Neither we nor our operating partnership considered any other factors materially relevant to the decision to acquire these properties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: May 19, 2006	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer